Second Quarter 2025 Results July 25, 2025

22nd Quarter 2025 Cautionary Statement Forward-Looking Information This presentation and the associated conference call may include forward‐looking statements by the Company and our authorized officers pertaining to such matters as our goals, beliefs, intentions, and expectations regarding, among other things: (a) revenues, earnings, loan production, asset quality, liquidity position, capital levels, risk analysis, divestitures, acquisitions, and other material transactions, among other matters; (b) the future costs and benefits of the actions we may take; (c) our assessments of credit risk and probable losses on loans and associated allowances and reserves; (d) our assessments of interest rate and other market risks; (e) our ability to achieve profitability goals within projected timeframes and to execute on our strategic plan, including the sufficiency of our internal resources, procedures and systems; (f) our ability to attract, incentivize, and retain key personnel and the roles of key personnel; (g) our ability to achieve our financial and other strategic goals, including those related to the Reorganization, our merger with Flagstar Bancorp, Inc., which was completed in December 2022, our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, which was completed in March 2023, and our ability to fully and timely implement and maintain the risk management programs institutions greater than $100 billion in assets must maintain for so long as we are subject to such requirements; (h) the impact of the $1.05 billion capital raise we completed in March 2024; (i) our previously disclosed material weaknesses in internal control over financial reporting; (j) the conversion or exchange of shares of the Company’s preferred stock; (k) the payment of dividends on shares of the Company’s capital stock, including adjustments to the amount of dividends payable on shares of the Company’s preferred stock; (l) the availability of equity and dilution of existing equity holders associated with future equity awards and stock issuances; (m) the effects of the reverse stock split we effected in July 2024; (n) the impact of the recent sale of our mortgage servicing operations, third party mortgage loan origination business, and mortgage warehouse business; and (o) the impact of our recently announced proposed holding company reorganization transaction. Forward‐looking statements are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “should,” "confident," and other similar words and expressions, and are subject to numerous assumptions, risks, and uncertainties, which change over time. Additionally, forward‐looking statements speak only as of the date they are made; the Company does not assume any duty, and does not undertake, to update our forward‐looking statements. Furthermore, because forward‐looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those anticipated in our statements, and our future performance could differ materially from our historical results. Our forward‐looking statements are subject to, among others, the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities, credit and financial markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of our loan or investment portfolios, including associated allowances and reserves; changes in future allowance for credit losses, including changes required under relevant accounting and regulatory requirements; the ability to pay future dividends; changes in our capital management and balance sheet strategies and our ability to successfully implement such strategies; recent turnover in our Board of Directors and our executive management team; changes in our strategic plan, including changes in our internal resources, procedures and systems, and our ability to successfully implement such plan; our ability to successfully remediate our previously disclosed material weaknesses in internal control over financial reporting; changes in competitive pressures among financial institutions or from non‐financial institutions; changes in legislation, regulations, and policies; the impacts of tariffs, sanctions and other trade policies of the United States and its global trading counterparts; the outcome of federal, state, and local elections and the resulting economic and other impact on the areas in which we conduct business; the imposition of restrictions on our operations by bank regulators; the outcome of pending or threatened litigation, or of investigations or any other matters before regulatory agencies, whether currently existing or commencing in the future; our ability to fully and timely implement and maintain the risk management programs institutions greater than $100 billion in assets must maintain for so long as we are subject to such requirements; the restructuring of our mortgage business; our ability to recognize anticipated cost savings and enhanced efficiencies with respect to our balance sheet and expense reduction strategies; the impact of failures or disruptions in or breaches of the Company’s operational or security systems, data or infrastructure, or those of third parties, including as a result of cyberattacks or campaigns; the impact of natural disasters, extreme weather events, civil unrest, international military conflict, terrorism or other geopolitical events; and a variety of other matters which, by their nature, are subject to significant uncertainties and/or are beyond our control. Our forward-looking statements are also subject to the following principal risks and uncertainties with respect to our merger with Flagstar Bancorp, which was completed in December 2022, and our acquisition of substantial portions of the former Signature Bank through an FDIC-assisted transaction, which was completed in March 2023: the possibility that the anticipated benefits of the transactions will not be realized when expected or at all; the possibility of increased legal and compliance costs, including with respect to any litigation or regulatory actions related to the business practices of acquired companies or the combined business; diversion of management’s attention from ongoing business operations and opportunities; the possibility that the Company may be unable to achieve expected synergies and operating efficiencies in or as a result of the transactions within the expected timeframes or at all; and revenues following the transactions may be lower than expected. In addition, our forward-looking statements are subject to the following principal risks and uncertainties, among others, with respect to our recently announced proposed holding company reorganization transaction: the potential timing or consummation of the proposed transaction and receipt of regulatory approvals or determinations, or the anticipated benefits thereof, including, without limitation, future financial and operating results; risks and uncertainties related to the ability to obtain shareholder and regulatory approvals or determinations, or the possibility that such approvals or determinations may be delayed; the imposition by regulators of conditions or requirements that are not favorable to us; our ability to achieve anticipated benefits from the consolidation and regulatory determinations; and legislative, regulatory and economic developments that may diminish or eliminate the anticipated benefits of the consolidation. More information regarding some of these factors is provided in the Risk Factors section of our Annual Report on Form 10‐K for the year ended December 31, 2024, and in other SEC reports we file. Our forward‐looking statements may also be subject to other risks and uncertainties, including those we may discuss in this news release, on our conference call, during investor presentations, or in our SEC filings, which are accessible on our website and at the SEC’s website, www.sec.gov.

Flagstar Intends to Eliminate Bank Holding Company

Current Structure

Flagstar Financial, Inc.
(Bank Holding Company)

Flagstar Bank, N.A.

New Structure

Flagstar Bank, N.A.

Benefits

- Continuation of simplification efforts further driving efficiencies
  - Streamline managerial, operational, and administrative functions throughout the Bank
  - Simplify organizational structure
  - Eliminate redundant corporate activities
- Reduction in duplicative supervision and regulation
- Estimated annual cost savings of ~$15 million

Next Steps

- August 2025 – issue preliminary proxy with target date for shareholder meeting in October 2025
- October 2025 – shareholder meeting
- Fourth Quarter 2025 – Merger expected to be completed, subject to receipt of shareholder and OCC approval

Note: See cautionary statements on page 2

Flagstar Financial, Inc.
2nd Quarter 2025 | 3

42nd Quarter 2025 Management Focus Areas in 2025 Momentum Continued During Second Quarter 2025 ▪ Grow primary bank relationships ▪ Deploy expanded product offerings and capabilities into middle market, corporate, and specialized industry verticals ▪ Continuing to add additional talent ▪ 12 industry verticals successfully launched and delivering value Execute on C&I and Private Bank Growth Initiatives ▪ Lower provision for credit losses ▪ Slowdown of new problem loan formation Proactive Management of CRE Portfolio ▪ Continue reduction in CRE concentration ▪ Record CRE par payoffs ▪ Reduce criticized loans through payoffs, amortization, and loan sales Credit Improvement ▪ NIM expansion; reduce funding costs ▪ Consistent fee income ▪ Continue to reduce operating expenses(1), through operational efficiencies Improve Earnings Profile 1 2 3 4 Note: See cautionary statements on page 2 Note 1: Excludes impact from intangible asset amortization and merger-related expenses

Commercial Banking Overview

Commercial Loans & Deposits

- 2Q'25 new credit commitments up 80% to $1.9 billion
- 2Q'25 new loan originations up 57% to $1.2 billion
- Growth driven by our two areas of focus: Specialized Industries and Corporate & Regional Commercial Banking
  - Specialized Industries loan originations of $624 million, up 91%
  - Corporate/Regional Banking loan originations of $186 million, up over 50%
  - Pipeline currently at $1.2 billion in commitments, up 40% compared to 3/31/25
- Added 36 new Commercial/Corporate/Specialized Industries relationships during Q2'25
- Total Private Bank deposits of $17.7 billion, up $2.0 billion since March 31, 2024 | WAC 2.24%
- Total Commercial deposits of $4.0 billion | WAC 2.24%
- Meaningful opportunity to add commercial deposits as high-quality customer relationships are onboarded

Two-pronged Strategy

- Specialized Industries - national model focused on serving the unique needs of specific industries, with fast decisioning and senior bankers possessing deep industry expertise as competitive differentiators
  - Focus Industries: sponsor finance, subscription finance, oil & gas, power & renewables, entertainment, sports, technology, media and communications, healthcare, insurance, lender finance, franchise finance
- Regional Commercial & Corporate Banking – building out a relationship based national corporate banking effort and a robust middle market commercial banking franchise in all four of Flagstar's key geographies, with a focus on companies with revenues of $50MM to $5B
- Further strengthening our commercial products and services capabilities with key new hires, including in treasury management, payments, wealth management, 401(k) plan advisory, FX, interest rate hedging, loan syndications and capital markets execution

Addition of Seasoned Commercial Bankers

- Strong hiring continues across all lines of business and functions
  - Added **more than 100 new hires** across commercial banking business and functions since June 2024
  - Plan to add up to an additional 50 commercial bankers the remainder of 2025
- Hiring seasoned, mid-career bankers from other regional and large banks with a proven track record of successfully building a C&I business

Flagstar Financial, Inc.
2nd Quarter 2025 | 5

62nd Quarter 2025 $121 $170 $191 $319 $66 $114 $129 $78 $74 $223 $327 $624 $36 $35 $122 $186 $297 $542 $769 $1,208 9/30/24 12/31/24 3/31/25 6/30/25 Commercial Banking Overview | Momentum in Focus Areas New and Increased C&I Loan Commitments $ in millions Corporate & Regional Commercial Banking Specialized Industries Specialty Finance Flagstar Financial & Leasing New and Increased C&I Loan Originations $ in millions $121 $170 $191 $319 $62 $153 $210 $248 $109 $319 $483 $1,076 $50 $148 $163 $243 $341 $789 $1,046 $1,887 9/30/24 12/31/24 3/31/25 6/30/25 Specialized Industries Specialty Finance Flagstar Financial & Leasing Strategic focus areas up $362 million, or 81% QoQ Corporate & Regional Commercial Banking Strategic focus areas up $674 million, or 104% QoQ

72nd Quarter 2025 Commercial Banking Overview | Momentum in Focus Areas Specialized Industries $74 $223 $327 $624 $109 $319 $483 $1,076 3Q'24 4Q'24 1Q'25 2Q'25 New Loan Originations New Credit Commitments $ in millions Corporate and Regional Commercial Banking $36 $35 $122 $186 $50 $148 $163 $243 3Q'24 4Q'24 1Q'25 2Q'25 New Loan Originations New Credit Commitments Corporate & Regional Commercial Banking and Specialized Industries end of period loans at 6/30/25 increased $422 million, up 11.7% vs. the prior quarter $ in millions C&I Loans HFI at 6/30/2025 ($ in millions) 6/30/25 Change QoQ ($) Change QoQ (%) Change YTD ($) Change YTD (%) Specialized Industries & Corporate/Regional Commercial Bkg $4,034 $422 11.7% $570 16.5% Specialty Finance $3,557 ($128) (3.5%) ($307) (8.0%) Flagstar Financial & Leasing $3,822 ($146) (3.7%) ($363) (8.7%) Flagstar Public Funding $975 $30 3.2% $2 0.2% MSR Lending $1,109 ($309) (21.8%) ($638) (36.5%) Other $928 ($185) (16.6%) ($215) (18.8%) Total C&I $14,426 ($316) (2.1%) ($950) (6.2%)

82nd Quarter 2025 Disciplined execution of strategic plan has solidified the balance sheet and positioned the bank well as focus shifts to driving further diversification and scaling of growth-oriented business lines 9.1% 12.3% 12/31/23 6/30/25 Strengthened Balance Sheet Wholesale Borrowings to Total Assets Target operating range 10.5-11.5% 17.4% 13.2% 12/31/23 6/30/25 -420 bps Cash & Securities to Total Assets 17.7% 24.9% 12/31/23 6/30/25 +716 bps Allowance for Credit Losses to LHFI 1.23% 1.81% 12/31/23 6/30/25 +58 bps Common Equity Tier 1 Ratio +327 bps Key Balance Sheet Metrics Improved Since Beginning of 2024

92nd Quarter 2025 Note: $ in millions except share data. Please note that columns of data may not add due to rounding. Quarterly Performance QUARTERLY PERFORMANCE Reported 2Q 2025 Notable Items Adjusted 2Q 2025 Net interest income $419 $ - $419 Non-interest income 77 - 77 Total revenue $496 $ - $496 Total non-interest expense 513 (25) 488 Pre-provision net (loss) revenue $(17) $25 $9 Provision for credit losses 64 - 64 Pre-tax income $(81) $25 $(56) Income tax (benefit) expense (11) 7 (4) Net (loss) income $(70) $18 $(52) Net (loss) income attributable to common stockholders $(78) $18 $(60) Diluted (loss) earnings per common share $(0.19) $0.05 $(0.14) Notable Items 2Q’25 • Noninterest expense - $5 million from severance and trailing costs from sale of mortgage servicing and TPO business, $7 million accelerated lease costs due to branch closures, and $14 million in merger-related expenses

102nd Quarter 2025 2025 2026 2027 Diluted Adjusted EPS(1) ($0.40 - $0.35) $0.75 – $0.80 $2.10 –$2.20 Efficiency Ratio(2) 85 – 90% 65 – 70% ~50% ROAA NM 0.30 – 0.40% 0.90 – 1.00% ROATCE NM 4.50 – 5.00% 12.50 – 12.75% TBV Per Share(3) $17.00 – $17.50 $18.00 – $18.50 $20.75 – $21.25 Forecast Update Note: See cautionary statements on page 2 Note 1: Excludes impact from merger-related and other expenses noted in the non-GAAP reconciliation table on page 24 | Note 2: Excludes impact from intangible asset amortization, merger-related expenses, and other adjustments noted in the non-GAAP reconciliation table on page 24 | Note 3: Excludes warrants ($ in millions, except per share data) 2025 2026 2027 Net Interest Income $1,700 – $1,750 $2,250 – $2,300 $2,900 – $3,000 Net Interest Margin 1.85 – 1.95% 2.40 – 2.60% 2.80 – 2.90% Provision for Loan Losses $225 – $275 $200 – $250 $150 - $200 Noninterest Income $320 – $360 $325 – $365 $410 – $450 Adjusted Operating Expense(2) $1,825 – $1,875 $1,750 – $1,800 $1,650 – $1,700 Tax Rate ~8% ~30% ~29% Long-Term Targets ROAA : 1%+ ROATCE: 11-12% CET1 Ratio: 10.5-11.5%

112nd Quarter 2025 FY25 FY26 FY27 1.98% 1.79% 1.73% 1.74% 1.81% 4.15% 4.37% 4.19% 3.85% 3.74% 5.50% 5.00% 4.50% 4.50% 4.50% 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 Net Interest Margin | Proactively Managing Higher Net Interest Margin Net interest margin expected to modestly move higher throughout 2025 1. Funding costs expected to decline further throughout 2025 2. Multi-family loans resetting higher 300 to 350 bps 3. Growing higher yielding commercial loans 4. Reduction in non-accrual loans Drivers Note: See cautionary statements on page 2 Interest-Bearing Deposit Costs Fed Funds Rate Reflects NIM Guidance Range 1.85% - 1.95% 2.40% - 2.60% 2.80% - 2.90%

122nd Quarter 2025 $638 $656 $556 $485 $460 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 Noninterest Expense | Disciplined Management Highlights ◼ Linked Year: adjusted operating expenses decreased $178 million, or 28% ◼ Linked Quarter: adjusted operating expenses decreased $25 million, or 5% ◼ Reduction in operating expenses reflects management’s commitment to improve efficiency driven by the impact from strategic initiatives to lower compensation and benefits, vendor spend, real estate optimization, outsourcing and offshoring of certain functions, and FDIC expense ◼ Annualized 2Q’25 adjusted operating expense is $1,840 million ◼ Adjusted operating expenses expected to be ~$450 million per quarter in 3Q’25 and 4Q’25 Adjusted Operating Expenses(1) -28% $485 $(10) $(1) $(3) $(11) $460 1Q'25 Comp & Ben FDIC Exp O&E G&A 2Q'25 Adjusted Operating Expenses Linked Quarter(1) Note 1: See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 24 Adjusted Operating Expenses Linked Year(1) $638 $(78) $(42) $(6) $(52) $460 2Q'24 Comp & Ben FDIC Exp O&E G&A 2Q'25 $ in millions $ in millions $ in millions

132nd Quarter 2025 9.5% 10.8% 11.8% 11.9% 12.3% 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 Capital | Strong Capital Position CET1 Ratio Target operating range 10.5-11.5% 1. CET1 ratio of 12.3% is top quartile in peer group 2. Significant management action preserved and strengthened capital position 3. Capital priority in near term is to deploy capital to fund organic growth Highlights

142nd Quarter 2025 Balance ($B) 6/30/25 Noninterest-Bearing Demand $12.5 Interest-Bearing Demand $12.1 Money Markets $6.4 Savings $14.5 Retail CDs $18.1 Jumbo CDs $6.1 Total Deposits $69.7 Deposits | Overview Deposit ActivityWell Diversified Deposit Base by Product ◼ Deposits decreased $4.2 billion, or 5.6% quarter over quarter primarily driven by $2.2 billion lower brokered deposits and $2.0 billion lower high-cost mortgage escrow deposits ◼ Brokered deposits down $4.1 billion, or 43.1% year-to-date ◼ Continue to manage deposit costs lower with interest- bearing deposit costs down 11 basis points compared to prior quarter ◼ Cycle to date interest-bearing deposit beta of 64%(1), slightly ahead of our expectations HighlightsDeposit Base by Business ($ in billions) 6/30/25 Change QoQ ($) Change QoQ (%) Retail $36.4 $0.2 0.5% Private Bank $17.7 ($0.3) (1.5%) Mortgage $3.1 ($1.7) (34.7%) Treasury $6.4 ($2.2) (25.3%) Commercial & Premier $6.2 ($0.3) (4.1%) Total Deposits $69.7 ($4.2) (5.6%) $ in billions $73.9 $(2.2) $(2.0) $69.7 3/31/25 Brokered Deposits Mortgage Escrow 6/30/25 Note 1: Indexed to third quarter 2024 and excludes wholesale deposits

152nd Quarter 2025 Commercial Real Estate | Payoffs and CRE Concentration Trends 1Q’25 Payoffs Total Substandard (%) 2Q’25 Payoffs Total Substandard (%) Multi-Family $673 million 62% $1.2 billion 52% Office $14 million --% $44 million 5% Non-Office CRE $153 million 49% $253 million 19% Total CRE $840 million 59% $1.5 billion 45% Record CRE payoffs at par of $1.5B with 45% of the payoffs from substandard loans in the second quarter CRE Portfolio Payoffs at Par 501% 421% 12/31/23 6/30/25 Total CRE Balances(1) CRE payoffs and paydowns driving significant reduction in total CRE balances and in the concentration ratio -80pp $47.7 $39.8 12/31/23 6/30/25 CRE Concentration Ratio(2) $ in billions -16% Note 1: Total CRE excludes $2.7 billion of owner-occupied CRE Note 2: Calculated as: Total CRE balances (excluding $2.7 billion of owner occupied CRE) / (Tier 1 Capital + Allowance for Loans & Lease Losses)

162nd Quarter 2025 Multi-Family | Portfolio Overview Highlights ◼ Multi-Family portfolio ALLL at 1.68%, among the highest relative to peers(2) | MF ALLL reflects the mix of the company’s loans including the rent-regulated loans ◼ MF rent regulated >= 50% ALLL at 2.88% ◼ Average loan size of $8.6 million ◼ $4.2 billion of MF loans reached a repricing date since the beginning of 2024. Adjusting for the impact of the one relationship moved to NAL; over 90% remain current or paid off ◼ Have taken $461 million of net charge-offs since Jan. 2024 $33.9 $33.1 $32.0 $31.5 $30.0 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 Proactively Reducing Multi-Family (MF) Exposure(1) -12% Note 1: Reflects Multi-family UPB excluding Co-op loans Note 2: Northeast Multi-Family peers include banks with disclosed Multi-Family ALLL ratios: BPOP and EWBC as of 3/31/25 and BHLB, DCOM, FFIC, and FLIC as of 12/31/24 Note 3: Reflects remaining six months of 2025 $ in billions 1.7% 1.0% 0.7% 0.6% 0.6% 0.5% 0.3% Peer 1 Peer 2 Peer 3 Peer 4 Peer 5 Peer 6 Multi-Family ALLL Ratio vs Peers(2) $2.8 $4.9 $8.4 $13.4 2025 2026 2027 2028+ Option/Contractual Maturity per Year (UPB)(1) $ in billions 3.88% 3.41% 3.77% 4.58% % Reflects WAC (3)

172nd Quarter 2025 Portfolio Characteristics Loan Review Credit Metrics Book Balance Average Balance Occ Rate Current LTV Amort DSCR Recent Appraisal Financials Reviewed ACL % to Loans Recent NCOs Nonaccrual Loans Market & <50% $ 6,511 $ 5.5 97% 51% 1.22x 40% 98% 1.32% $ 23 $ 301 >=50% Rent Regulated 9,915 5.8 97% 69% 1.28x 39% 97% 3.12% 344 1,974 Total NYC $ 16,426 $ 5.7 97% 62% 1.26x 40% 97% 2.41% $ 366 $ 2,275 NYC >=50% RR Pass Rate $ 5,641 $ 6.1 98% 62% 1.45x 11% 99% 1.71% $ 3 Criticized + Classified 4,275 5.5 97% 79% 1.06x 77% 93% 4.98% 341 Total >=50% RR $ 9,915 $ 5.8 97% 69% 1.28x 39% 97% 3.12% $ 344 Multi-Family | New York City (NYC) Portfolio Details NYC Multi-Family Portfolio (as of 6/30/2025) $ in millions (5) (1) (2) (3) (4) Proactive management of rent regulated portfolio ◼ Criticized + classified ACL coverage of 4.98% ◼ $344 million of net charge-offs since Jan. 2024 ◼ $955 million in payoffs last 12 months; 68% from substandard Rigorous loan review performed on portfolio supports current LTVs and amortizing DSCRs ◼ 97% of rent regulated loans have gone through extensive financial review the past 18 months ◼ 77% of criticized + classified loans have had an appraisal since 1/1/2024 Criticized + Classified Loans(7) $ in millions (6) Note 1: Current LTV is calculated by dividing the most recent appraised value by the current loan amount | Note 2: Amortizing DSCR includes hypothetical amortization for deals in interest-only periods Note 3: Reflects percent of appraisals received based on book balance since 1/1/2024 | Note 4: Reflects financials reviewed in last 18 months as a percent of book balance | Note 5: Reflects rent regulated percent based on units at origination Note 6: Risk rated special mention or substandard | Note 7: Reflects ACL coverage ratio at 6/30/2025 and all NCOs taken on loans in the portfolio at 6/30/2025 | Note 8: Defined as >=50% units are rent regulated Note 9: Sum of book balance plus net charge-offs (8) NALs Special Mention + Substandard Total $ % $ % $ % Balance $ 2,284 $ 2,332 $ 4,615 Less: NCOs 334 14.65% 6 0.0% 341 7.39% Book Balance $ 1,949 $ 2,325 $ 4,275 ACL $ 82 4.21% $ 131 5.6% $ 213 4.98% (9)

182nd Quarter 2025 3/31/2025 6/30/2025 ($ in millions) Allowance ALLL % Allowance ALLL % Change in ALLL % Multi-Family $609 1.82% $538 1.68% (14) bps Multi-Family Rent Regulated >=50% (excl. Co-op) $361 2.82% $347 2.88% 6 bps Multi-Family at Market and Rent Regulated <50% (excl. Co-op) $236 1.26% $181 1.01% (25) bps Co-op $12 0.61% $10 0.52% (9) bps CRE $247 3.02% $276 3.57% 56 bps Office (ex. Owner-Occupied) $165 6.83% $161 6.85% 2 bps Non-Office (incl. Owner-Occupied) $83 1.43% $115 2.14% 71 bps Construction & Development $34 1.20% $37 1.39% 19 bps C&I $175 1.15% $165 1.11% (4) bps C&I - Specialty Finance $42 0.53% $39 0.51% (2) bps C&I - Non-Specialty Finance (incl. Office Owner-Occupied) $133 1.81% $126 1.74% (8) bps 1-4 Family $37 0.71% $37 0.63% (8) bps Home Equity $62 4.12% $50 3.37% (75) bps Consumer and Other $4 1.88% $7 3.52% 164 bps Total Loans HFI and Allowance for Loan Losses $1,168 1.75% $1,106 1.72% (3) bps Unfunded Commitment Reserve $47 $56 Total Allowance for Credit Losses $1,215 1.82% $1,162 1.81% (1) bps Asset Quality | Allowance for Credit Loss Detail

192nd Quarter 2025 Asset Quality Criticized + Classified Loans(1) Total Non-accrual Loans (including LHFS) Note 1: Shown on UPB basis and excludes one-to-four family residential loans and other loans, which primarily includes HELOCs Note 2: Presented on an annualized basis Highlights ◼ Criticized + classified loans decreased $1.3 billion, or 9% quarter over quarter ◼ Net charge-offs to average loans were relatively stable at 72 basis points(2) for the second quarter 2025 ◼ Non-accrual loans adjusted for one large relationship decreased $117 million, or 4% vs. prior quarter ◼ Slowdown of new problem loan formation supported by decrease in criticized + classified loans and modest decrease in NALs Net Charge-offs to Average Loans(2) 1.69% 1.25% 1.23% 0.68% 0.72% 2Q'24 3Q'24 4Q'24 1Q'25 2Q'25 $11.8 $14.3 $14.9 $14.0 $12.7 6/30/24 9/30/24 12/31/24 3/31/25 6/30/25 $3.3 $3.2 3/31/25 6/30/25 $ in billions$ in billions -4% -15%

202nd Quarter 2025 $12.05 $17.64 $28.23 7/24/2025 12/31/2027 Adjusted for Warrants 12/31/2027 Adjusted for Warrants Investment Profile Note: See cautionary statements on page 2 | Most peers trade between 1.0x and 2.0x of TBV/share Closing Valuation Gap to Peer Group Presents Significant Upside Share Price Reflecting Multiple of 1.0x TBV/sh Current Share Price Share Price Reflecting Multiple of 1.6x TBV/sh

Appendix

222nd Quarter 2025 Flagstar Q2’24 Flagstar Q1’25 Flagstar Q2’25 Category IV Banks Most Recent Available $50 – 100B Asset Banks Most Recent Available CET1 Ratio 9.5% 11.9%(1) 12.3%(1) 10.7% 11.0% CET1 Ratio (inclusive of AOCI)(1)(2) 9.4% 11.0%(1)(2) 11.4%(1)(2) 8.5% 9.9% Loan to Deposit Ratio 94% 90% 92% 80% 85% Cash + Securities / Assets 25% 26% 25% 27% 23% Insured Deposits 84%(3) 82%(3) 82%(3) 57% 58% Source: S&P Capital IQ Pro. Note: See cautionary statements on page 2. Note 1: Assumes conversion of the remaining convertible preferred securities. $1 million of the preferred securities in the March 2024 capital raise remain to be converted upon receipt of certain governmental approvals. Note 2: (CET1 + AOCI – CF Hedge in AOCI) / RWA; Exclusion of AOCI adjusted for cash flow hedges on loan portfolio. Note 3: Excludes collateralized deposits and excludes internal deposits. Capital and Liquidity Position

Q2 2025 Financial Highlights

INCOME STATEMENT SUMMARY

($ in millions)	Flagstar 6/30/25
Net Interest Income	$419
Noninterest Income	$77
Adjusted Operating Expenses(1)	$460
Provision for Loan Losses	$64
Net Income / (Loss) Attributable to Common Shareholders	$(78)
Diluted Earnings / (Loss) per Common Share	$(0.19)
Dividends Per Share	*$0.01*
ROAA	*NM*
ROATCE	*NM*
Net Interest Margin	*1.81%*

BALANCE SHEET SUMMARY

Cash & Cash Equivalents	$8,094
Total Securities	$14,837
Loans HFI, Net	$63,015
Total Assets	$92,237
Total Deposits	$69,745
Total Borrowed Funds	$13,180
Mezzanine Equity	$1
Preferred Equity	$503
Common Equity Tier 1 Ratio	12.3%
Common Equity	$7,592
Total ACL / Loans HFI	*1.81%*
TBV Per Share (1)	*$17.24*

Income Statement Commentary

Net Interest Income and Non-interest Income:
Reflects consistent fee income, along with growth in spread income driven by higher earning asset yields and lower funding costs.

Balance Sheet Commentary

Cash & Cash Equivalents:
Continue to utilize a portion of our cash position to pay down higher cost funding and increase our investment securities portfolio.

Loans HFI, Net:
CRE exposure continues to decline due to strong payoff activity.

Deposits:
Decline due to maturity/payoff of brokered CDs and lower mortgage escrow deposits.

Capital:
CET1 ratio improved due to reduction in capital-intensive assets and modest AOCI improvement.

Note 1: See the reconciliations of these non-GAAP measures with the comparable GAAP measures on page 24

Flagstar Financial, Inc.
2nd Quarter 2025 | 23

242nd Quarter 2025 Note: $ in millions except share data. Please note that columns of data may not add due to rounding. Reconciliations of GAAP and Non-GAAP Measures Tangible Book Value Per Common Share 6/30/2025 Total stockholders equity $8,095 Less: Core deposit and other intangibles 433 Less: Preferred stock 503 Tangible common stockholders equity (A) $7,159 Common shares outstanding (B) 415,353,394 Tangible book value per common share (A / B) $17.24 Adjusted Noninterest Expense Three Months Ended 6/30/2024 Three Months Ended 9/30/2024 Three Months Ended 12/31/2024 Three Months Ended 3/31/2025 Three Months Ended 6/30/2025 Noninterest expense $705 $716 $718 $532 $513 Less: Intangible asset amortization 33 33 31 28 27 Less: Merger-related and restructuring expenses 34 18 11 8 14 Less: Items related to long-term asset impairment -- -- 77 6 12 Less: Items related to sale of mortgage servicing business -- -- 12 5 -- Less: Severance costs -- -- 31 -- -- Less: Certain items related to sale of mortgage warehouse business -- 9 -- -- -- Adjusted noninterest expense $638 $656 $556 $485 $460

Peer Groups

Category IV Banks	Ticker
Citizens Financial	CFG
Fifth Third Bancorp	FITB
First Citizens Banc.	FCNC.A
Huntington Banc.	HBAN
KeyCorp	KEY
M&T Bank	MTB
Regions Financial	RF

Banks with $50B - $100B in Assets	Ticker
Columbia Banking System	COLB
Comerica	CMA
Cullen Frost Bankers	CFR
East West Bancorp	EWBC
First Horizon	FHN
Old National Bancorp	ONB
Pinnacle Financial Partners	PNFP
Popular	BPOP
Synovus Financial	SNV
UMB Financial Corporation	UMBF
Valley National	VLY
Webster Financial	WBS
Western Alliance	WAL
Wintrust Financial	WTFC
Zions Bancorp	ZION

Flagstar Financial, Inc.
2nd Quarter 2025 | 25